CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, R. Robin Menzies, President of The Baillie Gifford Funds, Inc. (the "Registrant"), certify to the best of my knowledge:

     (1) The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:   9/8/03                       /s/ R. ROBIN MENZIES
                                    --------------------------
                                    R. Robin Menzies
                                    President

I, Dickson Jackson, Treasurer of the Baillie Gifford Funds (the "Registrant"), certify to the best of my knowledge:

     (3) The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (4) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  9/8/03                      /s/ DICKSON JACKSON
                                   --------------------
                                   Dickson Jackson
                                   Treasurer